CONFIDENTIAL TREATMENT REQUESTED                                    EXHIBIT 10.4

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


          AMENDED AND RESTATED PRODUCT ACQUISITION FINANCING AGREEMENT
          ------------------------------------------------------------

     THIS AMENDED AND RESTATED PRODUCT ACQUISITION FINANCING AGREEMENT (this "Agreement"), dated as of March 31, 2001, is made by and between ELAN PHARMA INTERNATIONAL LIMITED, a corporation organized under the laws of the Republic of Ireland (together with its permitted successors and assigns, called the "Lender"), and XCEL PHARMACEUTICALS, INC., a Delaware corporation (together with its permitted successors and assigns, the "Purchaser").

     A. Purchaser and Lender are parties to that certain Product Acquisition Financing Agreement dated as of March 31, 2001 (the "Prior Agreement").

     B. The Prior Agreement provided that Purchaser and Lender are or will be parties to (i) that certain Diastat Purchase Agreement, (defined below) and (ii) that certain Mysoline Asset Purchase Agreement (defined below) which are together referred to herein as the "Purchase Agreement" pursuant to which Purchaser is to buy all of such Lender's and its affiliates' right, title, and interest in certain products commonly referred to as Diastat(R) and Mysoline(R) (the "Products"). In consideration thereof, Purchaser is to pay the purchase price in installments as and when set forth in the Purchase Agreement, plus certain other payments, also as set forth in the Purchase Agreement.

     C. The Prior Agreement further provided that Purchaser has requested that it be permitted on each date that an installment of the purchase price (or certain adjustments thereto) is payable to Lender, to finance certain portions of such payments, and to pay the remaining portion in cash. Lender is willing to make such financing alternative available to Purchaser subject to the terms and conditions set forth in this Agreement.

     D. The Prior Agreement further provided that, in addition to financing the acquisition price, Purchaser has requested that Lender provide to Purchaser a loan of up to $10,000,000 to finance certain working capital needs of the Purchaser. Lender is willing to make such financing alternative available to Purchaser, also subject to the terms and conditions set forth in this Agreement.

     E. The Purchaser and the Lender desire to amend and restate the Prior Agreement as set forth herein effective as of March 31, 2001.

     WHEREFORE, for fair and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend and restate the Prior Agreement as follows:

                                                          CONFIDENTIAL TREATMENT


                                   ARTICLE I.
                                   DEFINITIONS

     SECTION 1.01 Certain Defined Terms. Capitalized terms shall have the
                  ---------------------
meanings assigned to them in this Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Financing Documents" means this Agreement, the Collateral
      -------------------------------
Documents, the Diastat Purchase Agreement, the Mysoline Purchase Agreement, the Acquisition Notes (if any), the Line of Credit Note, each Request, each Notice of Borrowing, and all other certificates, documents, agreements and instruments delivered to the Lender under or in connection with any of the foregoing.

     "Acquisition Installment Payment" means any installments of the purchase
      -------------------------------
price payable by Purchaser for the purchase of the Products as set forth in each agreement comprising the Purchase Agreement.

     "Acquisition Loan" has the meaning set forth in Section 2.01(a).
      ----------------

     "Acquisition Note" has the meaning set forth in Section 2.01(c).
      ----------------

     "Acquisition Payment Due Date" means each of the dates upon which Purchaser
      ----------------------------
must pay one of the installments of the purchase price for the Products as provided in Section 4.01 of each of the agreements comprising the Purchase Agreement.

     "Advance" has the meaning set forth in Section 2.02(a).
      -------

     "Affiliate" means any Person which, directly or indirectly, controls, is
      ---------
controlled by or is under common control with another Person. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Business Day" means a day of the year on which commercial banks are not
      ------------
required or authorized by law to close in San Diego, California.

     "Capital Expenditures" means the expenditure of funds or the incurrence of
      --------------------
liabilities which may be capitalized in accordance with GAAP.

     "Cash on Hand" shall mean all of the Purchaser's (i) cash on hand, plus
      ------------
(ii) all cash on deposit in each demand deposit account opened and maintained in the name of the Purchaser minus the amount of any checks written against each such account, whether or not cashed, plus (iii) cash equivalents, plus (iv) short term investments that are in compliance with the Purchaser's investment policy duly approved by its board of directors; in each case under clauses (i) through (iv), solely to the extent such items are not subject to any Liens, other than Liens in favor of the Lender and other than Liens securing obligations that are not in default.

                                                          CONFIDENTIAL TREATMENT


     "Change in Control" means the acquisition, by any group of persons (within
      -----------------
the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC), directly or indirectly, of fifty percent (50%) or more of the issued and outstanding capital stock of the Purchaser having the right to vote for the election of directors of the Purchaser.

     "Closing Date" has the meaning set forth in Section 3.01.
      ------------

     "Collateral" means the property described in the Collateral Documents, and
      ----------
all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the Lender pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations.

     "Collateral Documents" means the Security Agreement, the Patent and
      --------------------
Trademark Security Agreement, and any other agreement pursuant to which the Purchaser or any other Person provides a Lien on its assets in favor of the Lender and all filings, documents and agreements made or delivered pursuant thereto.

     "Commitment Term" means the term that commences on the Closing Date and
      ---------------
ends at close of business on the later of (i) the last of the Acquisition Payment Due Dates set forth in each of the agreements comprising the Purchase Agreement, which is currently December 31, 2001, and (ii) the date upon which the last of the Supplemental Acquisition Payments is due and payable to Lender.

     "Contract Rate" means a rate of interest equal to the lesser of (i) 7% per
      -------------
annum, and (ii) the highest lawful rate of interest.

     "Covenant Compliance Certificate" has the meaning set forth in Section
      -------------------------------
5.02(a)(iv).

     "Covenant Compliance Test Date" has the meaning set forth in Section 5.04.
      -----------------------------

     "Credit Line" has the meaning set forth in Section 2.02(a).
      -----------

     "Credit Line Commitment Term" means the period commencing with the Closing
      ---------------------------
Date and lasting until the first to occur of (i) the first anniversary of the Closing Date, (ii) Lender's acceleration of the Obligations outstanding after an Event of Default; and (iii) the occurrence of an Event of Default specified in
Section 6.01(h) or (i).

     "Credit Line Maturity Date" has the meaning set forth in Section 2.02(d).
      -------------------------

     "Default" means an Event of Default or an event or condition which with
      -------
notice or lapse of time or both would constitute an Event of Default.

     "Diastat Purchase Agreement" means that certain Diastat Asset Purchase
      --------------------------
Agreement by and among Elan Pharmaceuticals, Inc. and Elan Pharma International Limited as "Seller" and Purchaser.

                                                          CONFIDENTIAL TREATMENT


     "Disclosure Letter" means the letter, if any, of even date herewith from
      -----------------
the Purchaser to the Lender setting forth exceptions to, and disclosures with respect to, Article IV (it being understood that for any disclosure set forth in the Disclosure Letter having relevance to more than one of the Sections of
Article IV, such item shall also suffice for other Sections of Article IV where the relevance to such other Section is reasonably apparent).

     "Dollars" and the sign "$" each means lawful money of the United States.
      -------

     "EBITDA" means the Purchaser's consolidated earnings (excluding
      ------
extraordinary gains and gains from the sale of assets other than in the ordinary course of business) before interest, taxes, depreciation, amortization and other non-cash charges that are of an unusual and non-recurring nature, properly deducted in determining earnings in accordance with GAAP, each as determined in accordance with GAAP.

     "Environmental Laws" means all federal, state or local laws, statutes,
      ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any governmental agencies or authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974,
      -----
including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
which is under common control with the Purchaser within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

     "Event of Default" has the meaning set forth in Section 6.01.
      ----------------

     "Fiscal Year" means the Purchaser's fiscal year for financial accounting
      -----------
purposes. The current Fiscal Year of the Purchaser will end on December 31, 2001.

     "GAAP" means generally accepted accounting principles in the United States,
      ----
consistently applied.

     "Hazardous Substances" means any toxic or hazardous substances, materials,
      --------------------
wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

     "Indebtedness" means, for any Person, (i) all indebtedness or other
      ------------
obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (iv) all reimbursement and other obligations of such

                                                          CONFIDENTIAL TREATMENT


Person in respect of letters of credit and bankers acceptances and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, and other similar financial products; (v) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and (vi) all indebtedness of another Person of the types referred to in clauses (i) through (v) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined, or in effect guaranteed directly or indirectly by such Person through an agreement to purchase or acquire such indebtedness, to advance or supply funds for the payment or purchase of such indebtedness or otherwise assure a creditor against loss, or secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
      ---------------------
including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Lender" has the meaning set forth in the recital of parties to this
      ------
Agreement.

     "Lien" means any mortgage, pledge, security interest, assignment, deposit
      ----
arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

     "Line of Credit Note" has the meaning set forth in Section 2.02(b).
      -------------------

     "Loans" shall mean the Acquisition Loans, and the Credit Line and each
      -----
Advance thereunder.

     "Material Adverse Effect" means any event, matter, condition or
      -----------------------
circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Purchaser and its Subsidiaries taken as a whole;
(ii) would materially impair the ability of the Purchaser or any other Person (excluding Lender) to perform or observe its obligations under or in respect of the Acquisition Financing Documents; or (iii) affects the legality, validity, binding effect or enforceability of any of the Acquisition Financing Documents (except for events, matters, conditions or circumstances caused solely by the action or inaction of the Lender) or the perfection or priority of any Lien granted to the Lender under any of the Collateral Documents (other than due to an action or inaction that was solely the fault of Lender, and not the consequence of some other default or breach of Purchaser under any of the Acquisition Financing Documents).

     "Mysoline Purchase Agreement" means that certain Mysoline Asset Purchase
      ---------------------------
Agreement by and among Elan Pharma International Limited as "Seller" and Purchaser.

     "Notice of Borrowing" has the meaning set forth in Section 2.02(c)(i).
      -------------------

     "Obligations" means the indebtedness, liabilities and other obligations of
      -----------
the Purchaser to the Lender under or in connection with the Acquisition Financing Documents, including, without limitation, all principal and accrued interest on the Acquisition Notes, all principal and accrued

                                                          CONFIDENTIAL TREATMENT


interest on the Line of Credit Note, all fees due under this Agreement and all other amounts payable by the Purchaser to the Lender under the Acquisition Financing Documents or in connection therewith.

     "Patent and Trademark Security Agreement" means a Patent and Trademark
      ---------------------------------------
Security Agreement between the Purchaser and the Lender, in substantially the form of Exhibit D attached hereto and otherwise in form and substance satisfactory to the Lender.

     "Permitted Liens" means: (i) Liens in favor of the Lender; (ii) Liens for
      ---------------
taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP, provided the same does not have priority over any of the Lender's Liens and no notice of tax lien has been filed of record; and (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof.

     "Person" means an individual, corporation, partnership, joint venture,
      ------
trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

     "Plan" means any employee pension benefit plan as defined in Section 3(2)
      ----
of ERISA (including any multiemployer plan) and any employee welfare benefit plan, as defined in Section 3(1) of ERISA (including any plan providing benefits to former employees or their survivors).

     "Projected Cash on Hand" means the Cash on Hand that Purchaser, on the
      ----------------------
Covenant Compliance Test Date, projects in good faith and consistent with historic experience that it will have on the last day of the quarter in which the Covenant Compliance Test Date falls, taking into account the Projected Net Cash Usage over that approximately two month period.

     "Projected Net Cash Usage" shall mean, for any period, projected cash
      ------------------------
receipts from operations and available or existing equity or debt financings (so long as the latter is not in default) for the period, less the projected cash expenditures of the Purchaser and its Subsidiaries on a consolidated basis over that same period, whether due and payable during such period or, to the extent not yet paid, any prior period, including projected expenditures for (i) expenses which, in accordance with GAAP, would be treated as operating or administrative expenses (other than any depreciation of fixed assets or amortization of intangibles), (ii) any payments on account of any Indebtedness, including principal, interest (or provision for interest) fees and other charges in connection with any Indebtedness, (iii) taxes, and (iv) Capital Expenditures.

     "Purchaser's Bank Account" means [CONFIDENTIAL TREATMENT REQUESTED].
      ------------------------

     "Responsible Officer" means, with respect to any Person, the chief
      -------------------
executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility.

                                                          CONFIDENTIAL TREATMENT


     "Request" has the meaning set forth in Section 2.01(b).
      -------

     "Security Agreement" means a Security Agreement between the Purchaser and
      ------------------
the Lender, in substantially the form of Exhibit A attached hereto and otherwise
                                         ---------
in form and substance satisfactory to the Lender.

     "Subsidiary" means any corporation, association, partnership, joint venture
      ----------
or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "Supplemental Acquisition Payments" means such additional amounts as
      ---------------------------------
Purchaser must pay to Lender under the terms of the Mysoline Purchase Agreement as a result of adjustments that are made as specified therein based on the "Gross Profits" (as defined in the Mysoline Purchase Agreement) generated by the Products during the periods set forth in the Mysoline Purchase Agreement.

     "United States" and "U.S." each means the United States of America.
      -------------       ----

     SECTION 1.02 Accounting Terms. Unless otherwise defined or the context
                  ----------------
otherwise requires, all accounting terms not expressly defined herein shall be construed, and all accounting determinations and computations required under this Agreement or any other Acquisition Financing Document shall be made, in accordance with GAAP.

     SECTION 1.03 Interpretation. In the Acquisition Financing Documents, except
                  --------------
to the extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Acquisition Financing Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Acquisition Financing Documents; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Acquisition Financing Documents; and (viii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                                                          CONFIDENTIAL TREATMENT


                                  ARTICLE II.
                                   THE LOANS

     SECTION 2.01 The Financed Acquisition Payments.
                  ---------------------------------

         (a) Portion of Acquisition Payments Financed. During the Commitment
             ----------------------------------------
Term, and so long as no Default or Event of Default has occurred and is continuing, the Lender agrees, on the terms and conditions hereinafter set forth, to (a) finance on each Acquisition Payment Due Date so much of the Acquisition Installment Payment due on such date as Purchaser may elect, not to exceed sixty percent (60%) thereof (provided that, notwithstanding the foregoing, (1) the first Acquisition Loan made on the Closing Date shall be in an amount of up to [CONFIDENTIAL TREATMENT REQUESTED] and (2) Purchaser may elect to finance up to eighty percent (80%) of the Acquisition Installment Payment due on September 28, 2001), and (b) finance on each date that a Supplemental Acquisition Payment is due to Lender so much of such Supplemental Acquisition Payment as Purchaser may elect, not to exceed one hundred percent (100%) of the Supplemental Acquisition Payment due on such date. The portion of any Acquisition Installment Payment or of any Supplemental Acquisition Payment which Purchaser seeks to finance as provided above is referred to herein as an "Acquisition Loan" and the date upon which either the Acquisition Installment Payment or the Supplemental Acquisition Payment is due under the Purchase Agreement shall be the date that the Acquisition Loan is deemed to have been made, if all conditions to the making of such loan have been satisfied.

         (b) Procedure for Acquisition Loans. Before the applicable Acquisition
             -------------------------------
Payment Due Date and/or the date when any Supplemental Acquisition Payment is due, Purchaser shall provide to Lender, a request in substantially the form of Exhibit B attached hereto (the "Request") confirming in writing the dollar
---------
amount of the requested Acquisition Loan (i.e., up to 60% of the applicable Acquisition Installment Payment [provided that (1) the initial Acquisition Loan shall be in an amount of up to [CONFIDENTIAL TREATMENT REQUESTED] and (2) up to eighty percent (80%) of the Acquisition Installment Payment due on September 28, 2001, may be financed] and/or up to 100% of the applicable Supplemental Acquisition Payment due on such date) which Request shall contain a certification signed by a Responsible Officer of Purchaser stating that no Event of Default has occurred and is continuing, that the amount of the Acquisition Loan requested does not exceed the amount the Purchaser is permitted to finance, and that the representations and warranties in Section 4.02 of this Agreement are and remain true and correct.

         (c) Evidence Acquisition Loans. The Acquisition Loans shall be
             --------------------------
evidenced by one or more loan accounts maintained by Lender. The loan accounts maintained by the Lender shall be rebuttable presumptive evidence of the amount of the Acquisition Loans for which Purchaser is indebted to Lender and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Purchaser hereunder to pay any amount owing with respect to the Acquisition Loans or any other indebtedness relating thereto. At the request of the Lender, the Purchaser shall also execute and deliver to the Lender, as evidence of any given Acquisition Loan, a promissory note in substantially the form of Exhibit C
                                                                 ---------
attached hereto (an "Acquisition Note") as additional evidence of the applicable Acquisition Loan. The principal amount of any such Acquisition Note shall be

                                                          CONFIDENTIAL TREATMENT


the amount stated in the applicable Request (i.e., not more than 60% of the Acquisition Installment Payment due on the particular Acquisition Payment Due Date to Lender [provided that up to 80% of the Acquisition Installment Payment due on September 28, 2001, may be financed] and not more than 100% of any applicable Supplemental Acquisition Payment). Each Acquisition Note shall be dated as of the relevant Acquisition Payment Due Date with regard to the portion of any Acquisition Installment Payment that is financed, and shall be dated as of the date that the Supplemental Acquisition Payment is due under the terms of the Purchase Agreement with regard to the portion of any Supplemental Acquisition Payment that is financed.

         (d) Termination of Obligation to Make Acquisition Loans. The obligation
             ---------------------------------------------------
of Lender to finance Acquisition Installment Payments through Acquisition Loans as set forth herein shall terminate upon the first to occur of (i) the close of business of the last day of the Commitment Term, (ii) the occurrence of an Event of Default if the cure period therefor (if any) has passed without a cure having been effected, and (iii) the occurrence of an Event of Default described in Sections 6.01(h) or (i).

         (e) Maturity Date of Acquisition Loans. Absent acceleration after an
             ----------------------------------
Event of Default, all Acquisition Loans (whether or not evidenced by an Acquisition Note) shall mature and become fully due and payable on the date (the "Acquisition Loan Maturity Date") that is the seventh (7th) anniversary of the Closing Date, regardless of the date upon which the Acquisition Loan is made.

         (f) Quarterly Repayment of Principal and Interest. Payments under the
             ---------------------------------------------
Acquisition Loans shall be due quarterly on the last Business Day of each calendar quarter commencing with June 29, 2001. From and after the Closing Date until the quarter ending on the third (3rd) anniversary of the Closing Date payments on account of all Acquisition Loans then outstanding shall be for accrued and unpaid interest only, in arrears at the applicable rate set forth in
Section 2.03. From the third (3rd) anniversary of the Closing Date, until (but not including) the Acquisition Loan Maturity Date, the quarterly payments shall be of accrued and unpaid interest together with equal principal installments based on a seven (7) year, straight-line amortization schedule. Then, on the Acquisition Loan Maturity Date there shall be a "balloon" payment (the "Balloon Payment") due and payable to Lender in an amount sufficient to pay off all unpaid principal, together with all accrued and unpaid interest at the applicable rate, and together with any other sums that may be due and payable hereunder or under any of the other Acquisition Financing Documents.

         (g) Adjustments to Acquisition Loans and Payments Thereunder. The
             --------------------------------------------------------
principal amount of each Acquisition Loan made by Lender to finance a portion of the purchase price installments under the Diastat Purchase Agreement is subject to retroactive reduction under the circumstances set forth in Section 4.01(d) of the Diastat Purchase Agreement. If the principal amount of a particular Acquisition Loan is reduced in this manner, interest shall be recalculated based on the new principal amount and refunded to Purchaser unless an Event of Default has occurred and Lender chooses to accelerate the Obligations, in which case the "rebate" of interest shall be applied to the Obligations of Purchaser to Lender.

                                                          CONFIDENTIAL TREATMENT


     SECTION 2.02 Credit Line.
                  -----------

         (a) Amount of Loan. During the Credit Line Commitment Term, Lender
             --------------
shall be committed to make loans or advances in integer multiples of not less than $1,000,000 (each an "Advance") pursuant to a line of credit (the "Credit Line") up to an aggregate amount for principal of all Advances not to exceed Ten Million and no/100s US Dollars (US $10,000,000) pursuant to the procedures set forth below. Sums repaid or pre-paid on the Credit Line may not be reborrowed.

         (b) Line of Credit Note. The Credit Line shall be evidenced by one or
             -------------------
more loan accounts maintained by Lender. The loan accounts maintained by the Lender shall be rebuttable presumptive evidence of the amount of the amount of the Credit Line for which Purchaser is indebted to Lender and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Purchaser hereunder to pay any amount owing with respect to the Credit Line or any other indebtedness relating thereto. As additional evidence of the Credit Line, the Purchaser shall also execute and deliver to the Lender a promissory note in substantially the form of Exhibit E attached hereto (the "Line of Credit Note") in the original
        ---------
principal amount of $10,000,000 against which Lender shall make Advances.

         (c) Procedures for Requesting Advances. From and after the date that
             ----------------------------------
all conditions precedent set forth in Section 3.01 have been satisfied, the procedure for Purchaser to request Advances under the Credit Line shall be as follows:

             (i) Not fewer than five (5) days before the date that Purchaser desires to have an Advance funded, Purchaser shall provide notice to Lender of its desire for an Advance pursuant to a "Notice of Borrowing" in the form of Exhibit F attached hereto, which notice shall specify the proposed
             ---------
     date (the "Proposed Funding Date") upon which Purchaser seeks to have the funding of the Advance occur. Upon such submission of a Notice of Borrowing to Lender, the request for the Advance shall be irrevocable.

             (ii) Provided that the Notice of Borrowing is timely submitted, the requested Advance together with all previous Advances made does not exceed $10,000,000 and the Proposed Funding Date is on or before the last day of the Credit Line Commitment Term, Lender shall fund the Advance by wire transfer in the amount of the requested Advance (which must be in integer multiples of $1,000,000) to Purchaser's Bank Account on or before the Proposed Funding Date. The date that that Advance is funded and deposited in the Purchaser's Bank Account shall be referred to herein as the "Funding Date."

             (iii) So long as an Advance is funded by wire transfer into Purchaser's Bank Account, Lender shall have no obligation to investigate whether the request for an Advance nor the execution and delivery of the Notice of Borrowing was duly executed or executed by a duly authorized representative of Purchaser.

                                                          CONFIDENTIAL TREATMENT


     It shall be deemed additional conditions precedent to the making of each Advance that prior to the Funding Date of the requested Advance, the foregoing procedures have been strictly followed, unless waived in writing by Lender, that the provisos in subsection (ii) above have been satisfied.

         (d) Maturity Date of Credit Line. Absent acceleration after an Event of
             ----------------------------
Default, the Credit Line shall mature and all sums owing thereunder shall become fully due and payable on the date (the "Credit Line Maturity Date") that is the sixth (6th) anniversary of the Closing Date.

         (e) Payments. Principal owing under the Credit Line and the interest
             --------
that accrues thereon at the applicable rate set forth in Section 2.03, shall be payable quarterly as follows:

             (i) From the Closing Date until the second (2nd) anniversary of the Closing Date, payments shall be only of the interest that has accrued on the outstanding principal of the Credit Line and shall be due and payable to Lender on the last day of each calendar quarter (each a "Credit Line Payment Date") commencing with June 30, 2001, which is the first Credit Line Payment Date.

             (ii) Commencing with the second (2nd) anniversary of the Closing Date through the Credit Line Maturity Date, payments shall continue to be due on the last day of each calendar quarter (each of which is also referred to as a "Credit Line Payment Date"), but such quarterly payments shall consist of both (A) accrued and unpaid interest outstanding as of each such Credit Line Payment Date, together with (B) a payment of principal calculated by fully amortizing on a straight line basis the principal outstanding on the second (2nd) anniversary of the Closing Date over the next four year period such that Purchaser would make 16 equal principal payments on the last day of each quarter with the last payment of principal (and accrued and unpaid interest) falling due on the Credit Line Maturity Date.

     SECTION 2.03 Interest.
                  --------

         (a) Contract Rate. Subject to Section 2.03(b) below, and absent
             -------------
acceleration following an Event of Default, interest shall accrue at the Contract Rate on (i) the unpaid principal amount of any Acquisition Loan (whether or not evidenced by an Acquisition Note) from the date the same is made until the Acquisition Loan Maturity Date, and (ii) the unpaid principal amount of each Advance under the Credit Line from the Funding Date of such Advance until the Credit Line Maturity Date.

         (b) Default Rate of Interest. In the event that any amount of
             ------------------------
principal, interest, or any other amount payable hereunder or under any of the Acquisition Financing Documents, is not paid in full when due (whether on the stated maturity date thereof, by acceleration or otherwise), Purchaser shall pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the Contract Rate plus 5%, and (ii) the highest lawful rate.

                                                          CONFIDENTIAL TREATMENT


         (c) Computations. All computations of interest hereunder shall be made
             ------------
on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which any such interest is payable.

         (d) Highest Lawful Rate. Anything herein to the contrary
             -------------------
notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Acquisition Financing Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Agreement under applicable law (the "Maximum Rate"), the Purchaser shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

     SECTION 2.04 General Provisions Regarding Payments.
                  -------------------------------------

         (a) Unconditional Obligation. The Purchaser shall make each payment
             ------------------------
under this Agreement, the Acquisition Notes (if any), the Line of Credit Note, and each payment on account of the purchase price of the Purchased Assets under the Purchase Agreement, unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense. Each payment shall be made not later than 11:00 a.m. (San Diego time) on the day when due to the Lender in Dollars and in same day funds, or such other funds as shall be separately agreed upon by the Purchaser and the Lender, in accordance with the Lender's payment instructions.

         (b) Extension. Whenever any payment hereunder shall be stated to be
             ---------
due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     SECTION 2.05 Prepayments of the Loans. The Purchaser may pre-pay all or any
                  ------------------------
portion of any of the Acquisition Loans and/or the Credit Line without penalty or premium. If Purchaser elects to make such a prepayment, then together with such prepayment the Purchaser shall also pay to Lender such interest as may have accrued on such principal through the date of such prepayment at the applicable rate of interest. Any partial prepayment shall be applied to the installments of principal hereof in reverse order of maturity. Prepayments of Acquisition Loans and amounts owing under the Credit Line may not be reborrowed.

     SECTION 2.06 Waiver of Presentment, Etc. Unless otherwise expressly
                  --------------------------
provided herein, the Purchaser waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the payment Obligations and notice of acceleration of the payment Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Purchaser which the Lender may elect to give shall entitle the Purchaser to any or further notice or demand in the same, similar or other circumstances.

                                                          CONFIDENTIAL TREATMENT


                                  ARTICLE III.
                              CONDITIONS PRECEDENT

     SECTION 3.01 Conditions Precedent. Lender shall have no obligation to make
                  --------------------
the first Acquisition Loan nor to fund the Credit Line until the date (the "Closing Date") when each of the following conditions precedent has been satisfied:

         (a) Acquisition Financing Documents. The Lender shall have received
             -------------------------------
duly executed originals or counterpart originals of the following Acquisition Financing Documents:

             (i)   this Agreement;

             (ii) the first Request specifying the amount of the requested Acquisition Loan;

             (iii) the Line of Credit Note in the form of Exhibit E;
                                                          ---------

             (iv)  the Security Agreement in the form of Exhibit A;
                                                         ---------

             (v) a Patent and Trademark Security Agreement in the form of Exhibit D attached hereto; and
     ---------

             (vi) any other Collateral Documents (including all UCC-1 Financing Statements and other documents necessary to perfect Lender's Liens).

     SECTION 3.02 Diastat Purchase Agreement. Lender shall have received a duly
                  --------------------------
executed original or counterpart original of the Diastat Purchase Agreement and all conditions precedent to the effectiveness of the Diastat Purchase Agreement shall have been satisfied or waived in writing by the "Seller" thereunder.

     SECTION 3.03 Documents and Actions Relating to Collateral. The Lender shall
                  --------------------------------------------
have received, in form and substance satisfactory to it, results of such Lien searches as it shall reasonably request, and evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Lender, a perfected first priority Lien on the Collateral.

     SECTION 3.04 Additional Closing Documents. The Lender shall have received
                  ----------------------------
the following, in form and substance satisfactory to it:

             (i) a copy of the Disclosure Letter, if any, which shall be in form and substance satisfactory to Lender;

             (ii) an opinion of counsel to the Purchaser as to the enforceability of this Agreement and the other Acquisition Financing Documents (exclusive of the Purchase Agreement which shall be the subject of a different opinion);

             (iii) evidence that all (A) authorizations or approvals of any governmental agency or authority, and (B) approvals or consents of any other Person,

                                                          CONFIDENTIAL TREATMENT


     required in connection with the execution, delivery and performance of the Acquisition Financing Documents shall have been obtained; and

             (iv) a certificate of the Secretary or other appropriate officer of the Purchaser, dated the Closing Date, certifying (A) copies of the articles or certificate of incorporation, and bylaws, of the Purchaser and the resolutions and other actions taken or adopted by the Purchaser authorizing the execution, delivery and performance of the Acquisition Financing Documents, and (B) the incumbency, authority and signatures of each officer of the Purchaser authorized to execute and deliver the Acquisition Financing Documents and act with respect thereto.

     SECTION 3.05 Conditions Precedent to All Acquisition Loans Following the
                  -----------------------------------------------------------
Closing Date. The obligation of the Lender to make any Acquisition Loan after
------------
the first Acquisition Loan is made on the Closing Date shall be subject to the satisfaction of each of the following conditions precedent:

         (a) Additional Acquisition Financing Documents. The Lender shall have
             ------------------------------------------
received a duly executed original or counterpart original of the Mysoline Purchase Agreement and all conditions precedent to the effectiveness thereof shall have been satisfied or waived in writing by the "Seller" thereunder.

         (b) No Default. No Event of Default shall have occurred hereunder.
             ----------

         (c) Documentation. The Purchaser shall have submitted the appropriate
             -------------
Request in the form of Exhibit B as provided in Section 2.01(b) and, if
                       ---------
requested by Lender, a duly executed Acquisition Note substantially in the form of Exhibit C attached hereto; provided that the condition of executing and
   ---------
delivering an Acquisition Note shall become a condition subsequent and subject to satisfaction within 10 days after notice from Lender made in the event Purchaser fails to timely deliver the Acquisition Note, provided that a written Request was timely submitted by Purchaser.

         (d) Representations and Warranties; No Default. On the date of such
             ------------------------------------------
Acquisition Loan, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section 4.02 shall be true, correct and complete on and as of the date of such Acquisition Loan; and (ii) no Event of Default shall have occurred and be continuing or shall result from the making of such Acquisition Loan . For purposes of this Section 3.02(d), clause (i) shall take into account, the Disclosure Letter, any amendments to the Schedules attached to any of the Acquisition Financing Documents and other disclosures made in writing by the Purchaser to the Lender after the Closing Date and approved in writing by the Lender. The acceptance of any Acquisition Loan by Purchaser, and/or the delivery of any Request following the Closing Date shall each be deemed a certification to the Lender that on and as of the date of such Acquisition Loan the statements in this Section 3.02(d) are true.

                                                          CONFIDENTIAL TREATMENT

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01 Representations and Warranties of the Purchaser. The Purchaser
                  -----------------------------------------------
represents and warrants to the Lender that, except as set forth in the Disclosure Letter:

         (a) Organization and Powers. The Purchaser is a corporation duly
             -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to execute, deliver and perform its obligations under the Acquisition Financing Documents. Purchaser is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business.

         (b) Authorization; No Conflict. The execution, delivery and performance
             --------------------------
by the Purchaser of each of the Acquisition Financing Documents have been duly authorized by all necessary corporate action of the Purchaser and do not and will not (i) contravene the terms of the articles or certificate of incorporation, or bylaws, of the Purchaser, or result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which the Purchaser is a party or by which it or its properties may be bound or affected; (ii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Purchaser; or
(iii) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the Collateral.

         (c) Binding Obligation. The Acquisition Financing Documents constitute,
             ------------------
or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         (d) Consents. No authorization, consent, approval, license, exemption
             --------
of, or filing or registration with, any governmental agency or authority, or approval or consent of any other Person, is required for (a) the due execution, delivery or performance by the Purchaser of any of the Acquisition Financing Documents, nor for (ii) commercialization or exploitation of the Products.

         (e) No Defaults. Neither the Purchaser nor any of its Subsidiaries is
             -----------
in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound.

         (f) Litigation. There are no actions, suits or proceedings pending or,
             ----------
to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser or any of its Subsidiaries or the properties of the Purchaser or any of its Subsidiaries before any governmental agency or authority or arbitrator which if determined adversely to the Purchaser or any such Subsidiary would result in a Material Adverse Effect.

                                                          CONFIDENTIAL TREATMENT

         (g) Liabilities. Neither the Purchaser nor any of its Subsidiaries has
             -----------
any material Indebtedness or liabilities, fixed or contingent in excess of $500,000.

         (h) Other Rights. Purchaser possesses all material permits, franchises,
             ------------
and governmental licenses, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business and Purchaser is not in material violation of any of the foregoing.

         (i) Insurance. The properties of the Purchaser and its Subsidiaries are
             ---------
insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Purchaser or such Subsidiary operates.

         (j) Liens. There is no Lien upon or with respect to any of the
             -----
Collateral, except for Permitted Liens.

         (k) Subsidiaries. Purchaser has no Subsidiaries. Except as disclosed in
             ------------
writing, on the date of this Agreement the Purchaser has no material equity interest in any Person.

         (l) Disclosure. None of the representations or warranties made by the
             ----------
Purchaser in the Acquisition Financing Documents (including the Disclosure Letter) as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Purchaser and its Subsidiaries, including each exhibit or report, furnished by or on behalf of the Purchaser to the Lender in connection with the Acquisition Financing Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 4.02 Representations and Warranties Dated Down for Subsequent
                  --------------------------------------------------------
Acquisition Loans. The Purchaser represents and warrants to the Lender as of the
-----------------
date of each Acquisition Loan made after the first such loan on the Closing Date that, except as set forth in the Disclosure Letter, and subject to any amendments to the Schedules attached to any of the Acquisition Financing Documents and other disclosures made in writing by the Purchaser to the Lender after the Closing Date and approved in writing by the Lender:

         (a) Organization and Powers. The Purchaser is a corporation duly
             -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to execute, deliver and perform its obligations under the Acquisition Financing Documents. Purchaser is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business.

         (b) Authorization; No Conflict. The execution, delivery and performance
             --------------------------
by the Purchaser of the Acquisition Financing Documents have been duly authorized by all necessary corporate action of the Purchaser and do not and will not (i) contravene the terms of

                                                          CONFIDENTIAL TREATMENT


the articles or certificate of incorporation, or bylaws, of the Purchaser; (ii) result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which the Purchaser is a party or by which it or its properties may be bound or affected, except to the extent that the same does not have a Material Adverse Effect on Purchaser; (iii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Purchaser, except to the extent that the same does not have a Material Adverse Effect on Purchaser; or (iv) except as contemplated by this Agreement or the Collateral Documents, result in, or require, the creation or imposition of any Lien upon or with respect to any of the Collateral.

         (c) Binding Obligation. The Acquisition Financing Documents constitute,
             ------------------
or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         (d) Consents. No authorization, consent, approval, license, exemption
             --------
of, or filing or registration with, any governmental agency or authority, or approval or consent of any other Person, is required for (a) the due execution, delivery or performance by the Purchaser of any of the Acquisition Financing Documents, nor for (ii) commercialization or exploitation of the Products, except to the extent that any of the same would not have a Material Adverse Effect on Purchaser.

         (e) Indebtedness. Purchaser has no Indebtedness other than Indebtedness
             ------------
permitted under Section 5.05(a).

         (f) Other Rights. Each of the Purchaser and its Subsidiaries possesses
             ------------
all material permits, franchises, and licenses from governmental agencies or authorities, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business, except to the extent the same would not have a Material Adverse Effect on Purchaser, and neither the Purchaser nor any such Subsidiary is in material violation of any of the foregoing.

         (g) Insurance. The properties of the Purchaser and its Subsidiaries are
             ---------
insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Purchaser or such Subsidiary operates.

         (h) Liens. There is no Lien upon or with respect to any of the
             -----
Collateral, except for Permitted Liens.

         (i) Subsidiaries. Purchaser has no Subsidiaries other than those that
             ------------
have been disclosed in writing to Lender and it (or they) have no material equity interest in any Person.

                                                          CONFIDENTIAL TREATMENT


         (j) Disclosure. None of the representations or warranties made by the
             ----------
Purchaser in the Acquisition Financing Documents (including the Disclosure Letter, but excluding the Purchase Agreement) as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Purchaser and its Subsidiaries, including each exhibit or report, furnished by or on behalf of the Purchaser to the Lender in connection with the Acquisition Financing Documents (including the Disclosure Letter, but excluding the Purchase Agreement), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 4.03 Representations and Warranties of the Lender. The Lender
                  --------------------------------------------
represents and warrants to the Purchaser that the Lender: (i) will acquire the Acquisition Notes (if any) or its own account for investment and not with a view to any resale or other distribution of the Acquisition Notes in a transaction constituting a public offering or otherwise requiring registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") or in a transaction that would result in noncompliance with applicable state securities laws, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of the Acquisition Notes and credit extensions to the Purchaser, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iv) understands that the Acquisition Notes have not been, and will not be, registered under the Securities Act or any state securities laws.

                                   ARTICLE V.
                                   COVENANTS

     SECTION 5.01 Books and Records. The Purchaser shall maintain, at all times,
                  -----------------
correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited financial statements required to be delivered pursuant to Section 5.02. The Purchaser shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Purchaser shall maintain at all times books and records pertaining to its assets and to the Collateral in such detail, form and scope as Lender shall reasonably request in writing, including, but not limited to, records of all dealings affecting the Products and/or the Collateral.

     SECTION 5.02 Reporting Covenants. So long as any of the Obligations shall
                  -------------------
remain unpaid or the Lender shall have any commitment to make additional Acquisition Loans or to make additional Advances under the Credit Line, the Purchaser agrees that:

         (a) Financial Statements and Other Reports. The Purchaser shall
             --------------------------------------
promptly furnish to Lender, all such financial information as Lender shall reasonably request. Without limiting the foregoing:

             (i) Monthly Reports. On a monthly basis, and until the first to
                 ---------------
occur of the date that Purchaser has consummated an initial public offering of its securities or paid off the Obligations in full, the Purchaser will furnish to Lender by the 30th calendar day of each

                                                          CONFIDENTIAL TREATMENT


month for the previous month ending, consolidated unaudited balance sheets of the Purchaser and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited income statements and cash flow statements for the Purchaser and its consolidated Subsidiaries for such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Purchaser and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited financial statements required to be delivered pursuant to Section 5.02(a)(iii).

             (ii) Quarterly Reports. As soon as available, but in any event not
                  -----------------
later than thirty (30) days after the end of each fiscal quarter, the Purchaser will furnish to Lender (both before and after an initial public offering is consummated by Purchaser and so long as any Obligation remains outstanding) consolidated and consolidating unaudited balance sheets of the Purchaser and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited income statements and cash flow statements for the Purchaser and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Purchaser and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited financial statements required to be delivered pursuant to Section 5.02(a)(iii). The Purchaser shall certify by a certificate signed by its Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly the Purchaser's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

             (iii) Annual Reports. As soon as available, but in any event not
                   --------------
later than ninety (90) days after the close of each Fiscal Year, the Purchaser will furnish to Lender (both before and after an initial public offering is consummated by Purchaser and so long as any Obligation remains outstanding) consolidated audited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Purchaser and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Purchaser and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, accompanied by a report thereon of independent certified public accountants of nationally recognized standing selected by the Purchaser.

             (iv) Other Reports. Commencing with the quarter ending on June 30,
                  -------------
2002, together with the quarterly reports delivered pursuant to Section 5.02(a)(ii), the Purchaser will furnish to Lender (both before and after an initial public offering is consummated by Purchaser and so long as any Obligation remains outstanding) a certificate (the "Covenant Compliance Certificate") of the Responsible Officer of the Purchaser setting forth in reasonable detail the calculations required under Section 5.04 to determine whether or not as of the test dates and for the periods set forth in Section 5.04, Purchaser is or is not in compliance with each of the financial covenants set forth in Sections 5.04(a), 5.04(b) and 5.04(c).

                                                          CONFIDENTIAL TREATMENT


         (b) Annual Forecasts. No sooner than sixty (60) days and not less than
             ----------------
thirty (30) days prior to the beginning of each Fiscal Year, Purchaser shall deliver to Lender annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Purchaser and its Subsidiaries as at the end of and for each quarter of such Fiscal Year.

         (c) Additional Information. The Purchaser will furnish to the Lender:
             ----------------------

             (i) promptly after the Purchaser has knowledge or becomes aware thereof, notice of the occurrence of any Default;

             (ii) prompt written notice of all actions, suits and proceedings before any governmental agency or authority or arbitrator pending, or to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser or any of its Subsidiaries, including any actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser or any of its Subsidiaries, or with respect to the ownership, use, maintenance and operation of their respective properties, or with respect to the Products, or relating to FDA or other regulatory matters or relating to Environmental Laws or Hazardous Substances, which (A) involve an aggregate liability of $100,000 or more, or (B) otherwise could reasonably be expected to have a Material Adverse Effect;

             (iii) prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect;

             (iv) promptly after the same are released, copies of all press releases;

             (v) promptly after the giving, sending or filing thereof, copies of all reports and financial information, if any, which the Purchaser or any of its Subsidiaries sends to the holders of its respective capital stock or other securities, and the holders, if any, of any other Indebtedness, and of all reports or filings, if any, by the Purchaser or any of its Subsidiaries with the Securities and Exchange Commission or any national securities exchange; and

             (vi) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Purchaser or its Subsidiaries (including with respect to the Collateral) as the Lender may from time to time reasonably request.

     Each notice pursuant to clauses (i) through (iii) of this subsection (c) shall be accompanied by a written statement by a Responsible Officer of the Purchaser setting forth details of the occurrence referred to therein.

     SECTION 5.03 Affirmative Covenants. So long as any of the Obligations shall
                  ---------------------
remain unpaid or the Lender shall have any commitment to make an Acquisition Loan or to make additional Advances under the Credit Line, the Purchaser agrees that:

                                                          CONFIDENTIAL TREATMENT


         (a) Preservation of Existence, Etc.
             ------------------------------

             (i) The Purchaser will, and will cause each of its Subsidiaries to, maintain and preserve its corporate existence.

             (ii) The Purchaser will, and will cause each of its Subsidiaries to, maintain and preserve its rights to transact business and all other rights, franchises, permits, licenses and privileges necessary in the normal course of its business and operations and the ownership of its properties, except in connection with any transactions expressly permitted by this Agreement, or where the failure to so maintain or preserve such rights, franchises, permits, licenses and privileges would not result in a Material Adverse Effect. Notwithstanding the foregoing, this covenant will not be breached by the fact that the Purchaser has not yet obtained a license to sell pharmaceutical products in California (or any jurisdiction where the same may be necessary or desirable) so long as Purchaser uses its best efforts to diligently obtain such license or licenses, and the lack of the same does not cause a Material Adverse Effect.

         (b) Payment of Taxes, Etc. The Purchaser will, and will cause each of
             ---------------------
its Subsidiaries to, pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Purchaser or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

         (c) Maintenance of Insurance. The Purchaser will, and will cause each
             ------------------------
of its Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Purchaser or such Subsidiary operates. Insurance on the Collateral shall name Lender as additional insured and as loss payee. Upon the request of Lender, Purchaser shall furnish Lender from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Purchaser shall also furnish to Lender from time to time upon the request of Lender a certificate of Purchaser's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to Purchaser's insurance have been paid and that such policies are in full force and effect. All insurance policies required under this subsection (c) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days' prior written notice to Purchaser and Lender.

         (d) Keeping of Records and Books of Account. The Purchaser will, and
             ---------------------------------------
will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP.

         (e) Inspection Rights. The Purchaser will at any reasonable time and
             -----------------
from time to time upon reasonable notice and subject to the Purchaser's reasonable security measures,

                                                          CONFIDENTIAL TREATMENT


permit the Lender or any of its agents or representatives to visit and inspect any of the properties of the Purchaser and its Subsidiaries and to examine the records and books of account of the Purchaser and its Subsidiaries, and to discuss the business affairs, finances and accounts of the Purchaser and any such Subsidiary with any of the officers, employees or accountants of the Purchaser or such Subsidiary.

         (f) Compliance with Laws, Etc. The Purchaser will, and will cause each
             -------------------------
of its Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental agency or authority, including all Environmental Laws and ERISA, and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound. Notwithstanding the foregoing, this covenant will not be breached by the fact that the Purchaser has not yet obtained a license to sell pharmaceutical products in California (or any jurisdiction where the same may be necessary or desirable) so long as Purchaser uses its best efforts to diligently obtain such license or licenses, and the lack of the same does not cause a Material Adverse Effect.

         (g) Maintenance of Properties, Etc. The Purchaser will, and will cause
             ------------------------------
each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

         (h) Licenses. The Purchaser will, and will cause each of its
             --------
Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any governmental agency or authority necessary in connection with the execution, delivery and performance of the Acquisition Financing Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, provided that it shall not be a breach of this covenant that Purchaser has not yet obtained a license to sell pharmaceutical products in California (or any jurisdiction where the same may be necessary or desirable) so long as Purchaser uses its best efforts to diligently obtain such licenses, and the lack of the same does not cause a Material Adverse Effect.

         (i) Affiliate Security Agreement. In the event Purchaser transfers any
             ----------------------------
of the assets or rights relating to or constituting the Products or any Collateral to any Affiliate of Purchaser (subject to the terms and conditions of this Agreement), then within two Business Days of such transfer, Purchaser shall cause to be delivered to Lender a security agreement (relating to the Collateral transferred to such Affiliate) and a guaranty of the Obligations duly executed by such Affiliate and otherwise in form and substance satisfactory to the Lender and shall cause such Affiliate to have executed and filed any UCC-1 financing statements furnished by the Lender in each jurisdiction in which such filing is necessary to perfect the security interest of the Lender in the Collateral of such Affiliate and in which the Lender requests that such filing be made. Additionally, the Purchaser and such Affiliate shall have executed and delivered to the Lender such other items as reasonably requested by the Lender in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents.

                                                          CONFIDENTIAL TREATMENT


         (j) Further Assurances and Additional Acts. The Purchaser will execute,
             --------------------------------------
acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Lender shall reasonably deem necessary or appropriate to effectuate the purposes of the Acquisition Financing Documents, and promptly provide the Lender with evidence of the foregoing satisfactory in form and substance to the Lender.

         (k) Protection of Collateral. The Purchaser shall comply in all
             ------------------------
material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral. The Purchaser shall not surrender or lose possession of (other than to Lender), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except as otherwise permitted by this Agreement.

     SECTION 5.04 Financial Covenants. Commencing with the quarter ending on
                  -------------------
June 30, 2002, Purchaser shall submit each quarter not later than the 30th calendar day after such quarter (e.g., for the quarter ending June 30, 2002, by July 30, 2002) the quarterly reports required under Section 5.02(a)(ii) to be delivered by such 30th day (in each quarter, such date being referred to as the "Covenant Compliance Test Date"), together with the Compliance Certificate required under Section 5.02(a)(iv), together with such other reports as Purchaser desires to submit (collectively, the "Covenant Compliance Reports") in order to demonstrate whether each of the following is true:

         (a) Cash Maintenance. That as of the applicable Covenant Compliance
             ----------------
Test Date, the Purchaser projects in good faith that as of the last day of the quarter in which the relevant Covenant Compliance Test Date has occurred, its Projected Cash on Hand will equal or exceed the Projected Net Cash Usage during the quarter immediately following the quarter in which the relevant Covenant Compliance Test Date has occurred. For example, the Purchaser must demonstrate with the Covenant Compliance Reports submitted on or before July 30, 2002, that its Projected Cash on Hand as of September 30, 2002 is sufficient to meet or exceed the Projected Net Cash Usage for the quarter ending December 31, 2002.

         (b) Minimum EBITDA. That as of the last day of the quarter just ending,
             --------------
Purchaser's EBITDA was not less than $0.00 for that quarter nor was it less than $0.00 for the quarter immediately previous to the quarter just ending (i.e., for two consecutive quarters).

         (c) Working Capital. That as of the last day of the quarter just
             ---------------
ending, Purchaser's Working Capital was not less than $0.00, with "Working Capital" defined as total current assets minus total current liabilities (excluding the Balloon Payment referred to in Section 2.01(f)) tested at the end of such fiscal quarter.

     SECTION 5.05 Negative Covenants. So long as any of the Obligations shall
                  ------------------
remain unpaid or the Lender shall have any commitment to make any Acquisition Loans to Purchaser or to make additional Advances under the Credit Line, the Purchaser agrees that:

                                                          CONFIDENTIAL TREATMENT


         (a) Indebtedness. The Purchaser will not, and will not permit any of
             ------------
its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, whether secured or unsecured, other than:

             (i) Indebtedness of the Purchaser to the Lender hereunder; and

             (ii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Purchaser's or such Subsidiary's business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; and

             (iii) Absent the consent of Lender (which consent shall not be unreasonably withheld), Indebtedness in addition to that falling within the categories described in any of subsections (i), (ii), (iv), (v) or (vi) of this Section 5.05(a) aggregating no more than (A) $3,000,000 so long as any payment obligation of Purchaser to Lender for the purchase of inventory as provided for in the Purchase Agreement remains unpaid and outstanding, and
     (B) $6,500,000 thereafter; and

             (iv) Indebtedness directly related to the acquisition by Purchaser of a product or product line, provided that such Indebtedness is owed to the seller of such product or product line or to a Person financing the acquisition of the same, but only to the extent the portion of the purchase price for the assets thus acquired is financed by Indebtedness; and if such Indebtedness is secured, then such Indebtedness shall be secured solely by the assets for which the acquisition financing was provided; and

             (v) Indebtedness consisting of a refinancing of the Indebtedness permitted in subsection (iv) above, provided that the principal amount of such Indebtedness that is being refinanced does not increase; and

             (vi) Indebtedness for capital leases as determined in accordance with GAAP not to exceed $1,000,000.

         (b) Liens. The Purchaser will not, and will not permit any of its
             -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired which comprise any of the Collateral (or proceeds) of Lender, other than Permitted Liens.

         (c) Change in Nature of Business. The Purchaser will not, and will not
             ----------------------------
permit any of its Subsidiaries to, engage in any material line of business substantially different from the pharmaceutical business.

         (d) Restrictions on Fundamental Changes. The Purchaser will not, and
             -----------------------------------
will not permit any of its Subsidiaries to,

             (i) consummate any acquisition of any Person by means of merger or other form of corporate reorganization in which outstanding shares of such Person are exchanged for securities or other consideration issued, or caused to be issued, by the

                                                          CONFIDENTIAL TREATMENT


Purchaser or any of its Subsidiaries, or consummate a purchase of substantially all of any Person's assets unless (A) Purchaser is the surviving entity, and (B) both immediately before and after such merger, reorganization or acquisition, no Event of Default shall have occurred or be caused by virtue thereof;

             (ii) sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets without the consent of Lender, such consent not to be unreasonably withheld.

         (e) Sales of Collateral. The Purchaser will not, and will not permit
             -------------------
any of its Subsidiaries to, sell, lease, transfer, license, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any of the Collateral, except: sales or other dispositions of inventory in the ordinary course of business and except with the consent of Lender.

         (f) Distributions.
             -------------

             (i) Purchaser will not declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any loan of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Purchaser, except that the Purchaser may:

                   A   declare and deliver dividends and loans payable only in
             capital stock of the Purchaser; and

                   B   purchase, redeem, retire, or otherwise acquire shares of
             its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock and

                   C   so long as either (i) no Event of Default has occurred
             and is continuing, or (ii) the amount paid by Purchaser does not exceed $50,000 in cash or value per year, repurchase unvested stock from any of the Purchaser's employees, directors or consultants upon the termination of service of such person or repurchase shares in connection with the Purchaser's stock option or compensation plans.

             (ii) The Purchaser will not permit any Subsidiary of the Purchaser to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to the Purchaser, or to pay any Indebtedness owed to the Purchaser or transfer properties and assets to the Purchaser.

             (iii) No Subsidiary shall purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.

         (g) Loans and Investments. The Purchaser will not, and will not permit
             ---------------------
any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business

                                                          CONFIDENTIAL TREATMENT


unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to or make any additional investments in any Person, other than as is consistent with the Purchaser's investment policy duly approved by its board of directors.

         (h) Transactions with Related Parties. The Purchaser will not (absent
             ---------------------------------
Lenders' prior written consent), and will (absent Lenders' prior written consent) not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Purchaser's or such Subsidiary's business and which is upon fair and reasonable terms not less favorable to the Purchaser or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party; provided, however, that nothing in this subsection shall prohibit any transactions between the Purchaser and its wholly owned Subsidiaries or between the Purchaser's wholly owned Subsidiaries, or between Purchaser and Lender.

         (i) Payment of other Indebtedness. The Purchaser will not, and will not
             -----------------------------
permit any of its Subsidiaries to, make any voluntary or optional prepayment in excess of $1,000,000 of any Indebtedness owed to any Person except indebtedness to Lender.

         (j) Change in Ownership or Control. Purchaser shall not suffer a Change
             ------------------------------
in Control, except to the extent consented to by Lender, which consent shall not be unreasonably withheld.

                                  ARTICLE VI.
                                EVENTS OF DEFAULT

     SECTION 6.01 Events of Default. Any of the following events which shall
                  -----------------
occur shall constitute an "Event of Default" once any specified cure period (if any) has passed:

         (a) Covenants that are Curable Within Ten (10) Calendar Days.
             --------------------------------------------------------

             (i) Payments. The failure of Purchaser to pay when due or in the
                 --------
appropriate currency any amount of principal of, or interest on, any Acquisition Loan or Acquisition Note, the Credit Line or the Line of Credit Note, or the failure to pay any other amount payable under any of the Acquisition Financing Documents, including without limitation all payment obligations under the Purchase Agreement (including, without limitation, the payment obligations relating to the purchase of inventory as set forth in Section 4.03 of each agreement comprising the Purchase Agreement, and for indemnification if the indemnity obligation has been liquidated), if the same shall not be cured within ten (10) calendar days of their due date, shall constitute an Event of Default.

             (ii) Other Covenants. Breaches of the covenants set forth in the
                  ---------------
following Sections shall become Events of Default once ten (10) days have passed from their occurrence without the same having been cured:

                                                          CONFIDENTIAL TREATMENT


             Sections of this Agreement        Short Name
             --------------------------        ----------
             Section 5.03(j)                   "Further Assurances"
             Section 5.03(k)                   "Protection of Collateral"

             Other Acquisition Financing Documents
             -------------------------------------

             Section 5(b) of the Security Agreement ("Relocation")
             Section 5 of the Patent and Trademark Security Agreement ("Further
                 Assurances")
             Section 6 of the Patent and Trademark Security Agreement
                 ("Authorization to Supplement")

         (b) Covenants that are Curable Within Thirty (30) Calendar Days.
             -----------------------------------------------------------
Breaches of the covenants set forth in the following Sections, and breaches of any other covenant set forth in the Acquisition Financing Documents (excluding the Purchase Agreement) which is not elsewhere specifically enumerated in this
Section 6.01, shall become Events of Default once thirty (30) days have passed from their occurrence without the same having been cured:

       Sections of this Agreement              Short Name
       --------------------------              ----------
             5.01                              "Books and Records"
             5.02                              "Reporting Covenants"
             5.03(a)(ii)(subject toss.6.01(m)) "Preservation of Permits, Etc."
             5.03(b)(subject toss.6.01(f))     "Payment of Taxes"
             5.03(c)                           "Maintenance of Insurance"
             5.03(d)                           "Keeping of Records"
             5.03(f)(subject toss.6.01(m))     "Compliance With Laws"
             5.03(g)                           "Maintenance of Properties"
             5.03(h)(subject toss.6.01(m))     "Licenses"
             5.03(i)                           "Affiliate Security Agreement"
             5.05(g)                           "Loans and Investments"
             5.05(h)                           "Transactions With Affiliates"

         (c) Covenants that are Not Curable. The occurrence of any of the
             ------------------------------
following shall become Events of Default immediately upon their occurrence:

       Sections of this Agreement              Short Name
       --------------------------              ----------

             5.03(a)(i)                        "Preservation of Corp. Existence"
             5.03(e)                           "Inspection Rights"
             5.05(a)                           "Indebtedness"
             5.05(b)                           "Liens"
             5.05(c)                           "Change in Nature of Business"
             5.05(d)                           "Fundamental Changes"
             5.05(e)                           "Sales of Assets"
             5.05(f)                           "Distributions"

                                                          CONFIDENTIAL TREATMENT


             5.05(i)                            "Payment of Other Debt"
             5.05(j)                            "Change in Control"

         (d) Representations and Warranties. Any representation or warranty by
             ------------------------------
the Purchaser under or in connection with the Acquisition Financing Documents (including, without limitation, the Purchase Agreement) shall prove to have been incorrect in any material respect when made or deemed made. There is no cure period for this eventuality; an Event of Default occurs immediately upon breach.

         (e) Consequences of Breaches of Financial Covenants.
             -----------------------------------------------

             (i) In the event that on or after the Covenant Compliance Test Date for any particular quarter commencing with the quarter ending June 30, 2002, it is determined that Purchaser has breached all three of the covenants set forth in Sections 5.04(a), 5.04(b) and 5.04(c) for such quarter, that eventuality shall constitute an Event of Default on the date the three covenants are determined to be in breach, without opportunity to cure and entitling Lender to exercise each and all of its rights and remedies hereunder, under the Security Agreement, and under applicable law.

             (ii) In the event that on or after the Covenant Compliance Test Date for any particular quarter commencing with the quarter ending June 30, 2002, it is determined that Purchaser has breached any two (but not all three) of the covenants set forth in Sections 5.04(a), 5.04(b) and 5.04(c), then no "Event of Default" shall be deemed to have occurred, but the repayment schedule of the Acquisition Loans and the Credit Line (and any new Acquisition Loans or Advances as shall be made during a time when any two [but not all three] of the covenants in Sections 5.04(a), 5.04(b) and 5.04(c) have been breached) shall be immediately modified until a Covenant Compliance Test Date occurs whereby it is determined that only one or none of the three covenants set forth in Sections 5.04(a), 5.04(b) and 5.04(c) are in breach as follows:

                 1) The payments to be made by Purchaser shall cease to be
             quarterly, and instead shall be monthly. The first such payment shall be due on or retroactive to the Covenant Compliance Test Date for which two (but not all three) of the covenants in Sections 5.04(a), 5.04(b) and 5.04(c) were found to be in breach. Ensuing monthly payments shall then fall due on the last day of each month thereafter until only one or none of the three covenants set forth in Sections 5.04(a), 5.04(b) and 5.04(c) are in breach.

                 2) The amount of the monthly payments shall be composed of the following:

             a) all accrued and unpaid interest owing on the outstanding principal of all Acquisition Loans and all Advances outstanding under the Credit Line as of the last day of the applicable month;

                                                          CONFIDENTIAL TREATMENT



             (b) plus, a principal payment calculated by identifying what principal payment would be due (if any) to Lender on the last day of the quarter in which the Covenant Compliance Test Date occurred for which two (but not all three) of the covenants in Sections 5.04(a), 5.04(b) and 5.04(c) were found to be in breach, and dividing that principal payment by 3. That calculation yields the principal amount that must be paid each month of that quarter. In the next quarter, if Purchaser remains out of compliance with any two of the covenants in Sections 5.04(a), 5.04(b) and 5.04(c), the principal payments due at the end of that quarter shall be similarly identified, and amortized over the three months of that quarter, and so on for each quarter until one or none of the covenants in Sections 5.04(a), 5.04(b) and 5.04(c) are in breach (or all three fall out of compliance and Lender exercises its right to accelerate or exercise other remedies due to an Event of Default).

                 3) Interest shall accrue and be payable (monthly) at the
             Contract Rate, unless or until all three of the covenants in Sections 5.04(a), 5.04(b) and 5.04(c) have been breached.

         (f) Levy. Notwithstanding anything to the contrary contained above
             ----
regarding the ability to cure defaults, should any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn within 10 calendar days occur, including on account of any liens or tax claims listed in Section 5.03(b), it shall then constitute an Event of Default after the tenth day if no cure is effected.

         (g) Theft or Loss. Notwithstanding anything to the contrary contained
             -------------
above regarding the ability to cure defaults, should any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral, it shall similarly constitute an Event of Default unless within 10 days after the occurrence of any such event, Purchaser furnishes to Lender evidence satisfactory to Lender that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Lender as an additional named insured or loss payee or such Collateral is otherwise replaced by comparable Collateral of similar value.

         (h) Insolvency. (i) The Purchaser or any of its Subsidiaries shall (A)
             ----------
admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, (B) make a general assignment for the benefit of creditors, (C) be dissolved, liquidated, wound up or cease its corporate existence; or (ii) the Purchaser or any Subsidiary (A) shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or (B) shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Purchaser or any Subsidiary pursuant to the Bankruptcy Code or any such other state or federal law; or (iii) the Purchaser or any Subsidiary shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of the Purchaser's or any Subsidiary's property, or shall take any

                                                          CONFIDENTIAL TREATMENT


action to authorize any of the actions or events set forth above in this subsection; or (iv) an involuntary petition seeking any of the relief specified in this subsection shall be filed against the Purchaser or any Subsidiary and shall not have been dismissed with forty-five (45) days of the filing of the petition; or (v) any order for relief shall be entered against the Purchaser or any Subsidiary in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection.

         (i) Dissolution, Etc. The Purchaser or any of its Subsidiaries shall
             ----------------
(i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (i).

         (j) Default Under Other Indebtedness. The Purchaser or any of its
             --------------------------------
Subsidiaries shall

             (i) fail to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Acquisition Loans or the Credit Line) in an aggregate principal amount outstanding of at least $1,000,000 (or its equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, provided that so long as such Indebtedness or the non-payment thereof is being diligently contested in good faith by Purchaser, no Event of Default shall be triggered unless the party claiming that Purchaser has defaulted exercises some right or remedy or takes some action that would otherwise be a Default or Event of Default under any of the Acquisition Financing Documents.

             (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness in an aggregate principal amount outstanding of at least $1,000,000, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any Indebtedness in an aggregate principal amount outstanding of at least $1,000,000 or more shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof provided that if such non-performance is being diligently contested in good faith by Purchaser, no Event of Default shall be triggered unless the party claiming that Purchaser has defaulted exercises some right or remedy or takes some action that would otherwise be a Default or Event of Default under any of the Acquisition Financing Documents.

         (k) Judgments.
             ---------

             (i) final judgment or order for the payment of money, where the portion payable by Purchaser (or any Subsidiary) and not a third-party insurance carrier is

                                                          CONFIDENTIAL TREATMENT


     in excess of $1,000,000 (or its equivalent in another currency) shall be rendered against the Purchaser or any of its Subsidiaries (or its equivalent in another currency); or

             (ii) any non-monetary judgment or court order shall be rendered against the Purchaser or any Subsidiary which has or could be reasonably expected to have a Material Adverse Effect;

     and in each case there shall be any period of fifteen (15) consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         (l) Collateral Documents. It shall be an immediate Event of Default
             --------------------
hereunder and not susceptible of cure should any of the Collateral Documents after delivery thereof for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than due to an action or inaction that was solely the fault of Lender, and not the consequence of some other default or breach of Purchaser under any of the Acquisition Financing Documents), or the Purchaser or any other Person shall contest in any manner the validity or enforceability thereof, or the Purchaser or any other Person shall deny that it has any further liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby (other than due to an action or inaction that was solely the fault of Lender, and not the consequence of some other default or breach of Purchaser under any of the Acquisition Financing Documents).

         (m) Violation of Regulations, Etc. Notwithstanding anything to the
             -----------------------------
contrary in this Agreement, and despite any representation, warranty and covenant to the contrary set forth herein or in the other Acquisition Financing Documents or the Disclosure Letter, in the event that Purchaser

             (i) is in violation of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Purchaser;

             (ii) lacks any authorization, consent, approval, license, exemption of, or filing or registration with, any governmental agency or authority, or

             (iii) lacks any material permits, franchises, and governmental licenses, free from burdensome restrictions, that are necessary for the ownership, maintenance or operation of Purchaser's business, then so long as any of the same, (A) if known on the Closing Date, have been disclosed in the Disclosure Letter, and/or (B) if not known on the Closing Date, are promptly disclosed to Lender once Purchaser has notice thereof, Purchaser shall have 120 days from the date Purchaser learns (or should have learned) that the foregoing events have caused or can reasonably be expected to cause a Material Adverse Effect within which to effectuate a cure and reverse the Material Adverse Effect, thereby postponing the occurrence of an Event of Default until such 120th day (if no cure is effected), notwithstanding that Purchaser may be in breach of the covenants contained in any of Sections 5.03(a)(ii), 5.03(f) and/or 5.03(h) or any similar

                                                          CONFIDENTIAL TREATMENT


covenants relating to the matters referred to in subsections (i), (ii), or (iii) of this Section 6.01(m).

     SECTION 6.02 Effect of Event of Default. If any Event of Default shall
                  --------------------------
occur, the Lender may (i) by notice to the Purchaser, (A) declare its commitment to make additional Acquisition Loans to be terminated (but not its commitment to make additional Advances under the Credit Line unless Lender has accelerated the payment of Acquisition Loans and the outstanding Credit Line), upon which declaration such commitment to make additional Acquisition Loans shall forthwith terminate, and/or (B) declare the entire unpaid principal amount of the Acquisition Loans and the Acquisition Notes, the amounts owing under the Credit Line and the Line of Credit Note, all interest accrued and unpaid on the foregoing and all other Obligations to be forthwith due and payable, whereupon the Acquisition Loans and the Acquisition Notes, the Credit Line and the Line of Credit Note, all such accrued interest and all such other Obligations shall become and be forthwith due and payable (and the Credit Line Commitment Term shall terminate), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Purchaser, provided that if an event described in Section 6.01(h) or (i) shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Purchaser as specified in this clause (i) shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, (A) exercise any or all of the Lender's rights and remedies under the Collateral Documents, and (B) proceed to enforce all other rights and remedies available to the Lender under the Acquisition Financing Documents and applicable law.

                                  ARTICLE VII.
                                  MISCELLANEOUS

     SECTION 7.01 Amendments and Waivers. No amendment to any provision of the
                  ----------------------
Acquisition Financing Documents shall be effective unless it is in writing and has been signed by the Lender and the Purchaser, and no waiver of any provision of any Acquisition Financing Document, or consent to any departure by the Purchaser therefrom, shall be effective unless it is in writing and has been signed by the Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.02 Notices. All notices and other communications provided for
                  -------
hereunder and under the other Acquisition Financing Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other party hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid; and
(iii) if sent by facsimile transmission, when sent; provided, however, that notices and communications to the Lender pursuant to Article II shall not be effective until received.

     SECTION 7.03 No Waiver; Cumulative Remedies. No failure on the part of the
                  ------------------------------
Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any

                                                          CONFIDENTIAL TREATMENT


Acquisition Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Acquisition Financing Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

     SECTION 7.04 Costs and Expenses; Indemnity.
                  -----------------------------

         (a) Costs and Expenses. The Purchaser agrees to pay on demand all costs
             ------------------
and expenses of the Lender and its Affiliates, and fees and disbursements of counsel, in connection with (A) any Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Acquisition Financing Documents (excluding the Purchase Agreement because the cost and expense provisions contained therein shall govern the Purchase Agreement), (C) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, and (D) the preservation of and realization upon any of the Collateral.

         (b) Treatment of Tax Liabilities. Each of Lender and Purchaser shall be
             ----------------------------
responsible for paying its own sales, use, transfer and value added and other related taxes, if any, relating to this Agreement.

         (c) Indemnification. Whether or not the transactions contemplated
             ---------------
hereby (or in the other Acquisition Financing Documents) shall be consummated, the Purchaser hereby agrees to indemnify the Lender, any Affiliate thereof and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person,

             (i) in any way relating to or arising out of any of the Acquisition Financing Documents (excluding the Purchase Agreement), or the transactions contemplated by any of the Acquisition Financing Documents (excluding the Purchase Agreement),

             (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto, or

             (iii) in any way relating to or arising out of the use, generation, manufacture, installation, treatment, storage or presence, or the spillage, leakage, leaching, migration, dumping, deposit, discharge, disposal or release, at any time, of any Hazardous Substances on, under, at or from any properties of the Purchaser or any of its Subsidiaries (the "Premises"), including any personal injury or property damage suffered by any Person, and any investigation, site assessment, environmental audit, feasibility study, monitoring, clean-up, removal, containment, restoration, remedial response or

                                                          CONFIDENTIAL TREATMENT


     remedial work undertaken by or on behalf of the any Indemnified Person at any time, voluntarily or involuntarily, with respect to the Premises (the "Indemnified Liabilities");

     provided that the Purchaser shall not be liable to any Indemnified Person
     --------
for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Purchaser agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Any indemnification obligation relating solely to the Purchase Agreement or to the sale or manufacture of the Products shall be governed by the indemnification provisions of the Purchase Agreement.

         (d) Procedures Relating to Indemnification. The Lender shall give the
             --------------------------------------
Purchaser prompt written notice of any damages claim asserted against Lender or discovery of fact upon which the Lender intends to base a request for indemnification under Section 7.04(c). If such damages claim or the circumstances giving rise to Lender's belief that a legal action or proceeding will be commenced, the Purchaser may, at its option assume the defense of any claim in such legal action or proceeding by giving written notice to the Lender within thirty (30) days of receipt of a notice of such claim from the Lender and appoint as lead counsel in such defense any legal counsel that is reasonably acceptable to the Lender. In such event, the Lender shall be entitled to participate in, but not control, (unless Lender in good faith believes its rights will otherwise be prejudiced) the defense and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Lender's own expense (unless Lender's counsel is employed because of Lender's good faith belief that its rights may be prejudiced) unless the Lender and the Purchaser are both named parties to the proceeding and the Lender has reasonably concluded that there may be one or more legal defenses which are different from or in addition to those available to the Purchaser. The Purchaser shall not be liable for any settlement, compromise, discharge or other disposition of damages by the Lender that Lender obtains without the prior written consent of the Purchaser, which shall not be unreasonably withheld or denied. The parties shall cooperate in the defense of any claim and shall furnish such records, information and testimony, provide such witnesses and attend such conferences and proceedings as may be reasonably requested in connection therewith.

     SECTION 7.05 Currency. The United States dollar is the currency of account
                  --------
and payment for each and every sum at any time due from the Purchaser hereunder provided that each payment in respect of costs and expenses or Taxes shall be made in the currency in which the same were incurred.

     SECTION 7.06 Survival. All covenants, agreements, representations and
                  --------
warranties made in any Acquisition Financing Documents (excluding the Purchase Agreement which shall not be governed or limited by this provision) shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Acquisition Loans and/or the Credit Line and the execution and delivery of the Acquisition Notes and the Line of Credit Note, and shall continue in full force and effect so long as the Lender has any commitment to make any Acquisition Financing Loans to Purchaser, any Acquisition Financing Loan and/or the Credit Line remain outstanding or any other Obligations

                                                          CONFIDENTIAL TREATMENT


remain unpaid or any obligation to perform any other act hereunder or under any other Acquisition Financing Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Purchaser under Section 7.04, and all similar obligations under the other Acquisition Financing Documents (including all obligations to pay costs and expenses and all indemnity obligations, excluding the Purchase Agreement which shall not be governed or limited by this provision), and all confidentiality obligations shall survive the repayment of the Acquisition Financing Loans and the Credit Line and the termination of the commitment or Lender to make Acquisition Financing Loans and Advances under the Credit Line.

     SECTION 7.07 Benefits of Agreement. The Acquisition Financing Documents are
                  ---------------------
entered into for the sole protection and benefit of the parties hereto and thereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Acquisition Financing Document.

     SECTION 7.08 Binding Effect; Assignment. This Agreement shall become
                  --------------------------
effective when it shall have been executed by the Purchaser and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Purchaser, the Lender and their respective successors and assigns. The Purchaser shall not have the right to assign its rights and obligations hereunder or under the other Acquisition Financing Documents or any interest herein or therein without the prior written consent of the Lender, which consent shall not be unreasonably withheld. Any such purported assignment, transfer, hypothecation or other conveyance by Purchaser without the prior express written consent of Lender shall be void. The Lender reserves the right to sell, assign, transfer or grant participations in all or any portion of the Lender's rights and obligations hereunder and under the other Acquisition Financing Documents to any other Person. Except in the case of assignments to an Affiliate of the Lender, any sale, assignment, transfer or grant (including of participation interests) by Lender shall be subject to the prior written consent of the Purchaser at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld. In the event of any such sale, assignment, transfer or grant (including of participation interests), the assignee shall be deemed the "Lender" for all purposes of the Acquisition Financing Documents with respect to the rights and obligations assigned to it, and the obligations of the Lender so assigned shall thereupon terminate. The Purchaser shall, from time to time upon request of the Lender, enter into such amendments to the Acquisition Financing Documents and execute and deliver such other documents as shall be necessary to effect any such sale, assignment, transfer or grant (including of participation interests). The Purchaser agrees that in connection with any such sale, assignment, transfer or grant (including of participation interests), the Lender may deliver to the prospective participant, assignee, purchaser, transferee or grantee financial statements and other relevant information relating to the Purchaser and its Subsidiaries. The Lender shall obtain from any such prospective participant, assignee, purchaser, transferee or grantee a confidentiality agreement in which such participant or assignee agrees to an obligation of confidentiality substantially similar to the terms of Section 7.09 of this Agreement and Section 12.01 of the Purchase Agreement.

     SECTION 7.09 Confidentiality.
                  ---------------

                                                          CONFIDENTIAL TREATMENT


         (a) In addition to the restrictions contained in Section 7. 3 of this Agreement, after the Closing Date no party to this Agreement (a "Disclosing
                                                                 ----------
Party") shall, without the prior written consent of the other Party (the
-----
"Non-disclosing Party"), disclose to any Person and Confidential Information (as
 --------------------
defined below) of the Non-disclosing party, except to a Disclosing Party's employees or representatives who need to know such information in connection with the transactions contemplated hereby (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information) or use any Confidential Information of the Non-disclosing Party for any reason other than contemplated by this Agreement unless such Disclosing Party has used its best efforts to (i) consult with the Non-disclosing Party and obtain the Non-disclosing Party's prior written consent in a timely manner, and (ii) the Disclosing Party has been advised by counsel that disclosure is required to be made under applicable law or the requirements of a national securities exchange or another similar regulatory body. In the event that the Disclosing Party is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Disclosing Party shall provide the Non-disclosing Party with prompt notice of such request or demands or other similar process so that the Non-disclosing Party may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the Disclosing Party's compliance with the provisions of this Section 7.09(a) as appropriate.

         (b) The term "Confidential Information" as used in this Section 7. 9 means (i) as to Purchaser, all confidential information relating to Purchaser's business, and the Purchased Assets, and the Assumed Liabilities (as defined in the Purchase Agreement), and (ii) as to Lender, all confidential information relating to the Business (as defined in the Purchase Agreement) other than the Purchased Assets, and the business and operations of the Lender and its Affiliates, including the Excluded Assets and the Excluded Liabilities (as those terms are defined in the Purchase Agreement) or other obligations other than the Assumed Liabilities, in each of (i) and (ii) whether disclosed prior to or after the date hereof. The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by the Disclosing Party, or becomes available to the Disclosing Party on a non-confidential basis from a source other than the Non-disclosing Party, provided that such source is not bound by a confidentiality agreement with the Non-disclosing Party.

     SECTION 7.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

     SECTION 7.11 Waiver of Jury Trial. THE PURCHASER AND THE LENDER EACH WAIVE
                  --------------------
THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER ACQUISITION FINANCING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PURCHASER AND THE LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE

                                                          CONFIDENTIAL TREATMENT


TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER ACQUISITION FINANCING DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER ACQUISITION FINANCING DOCUMENTS.

     SECTION 7.12 Submission to Jurisdiction.
                  --------------------------

         (a) Submission to Jurisdiction. The Purchaser hereby (i) submits to the
             --------------------------
non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to the Acquisition Financing Documents, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of California, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

         (b) No Limitation. Nothing in this Section 7.12 shall affect the right
             -------------
of the Lender to serve legal process in any other manner permitted by law or limit the right of the Lender to bring any action or proceeding against the Purchaser or its property in the courts of other jurisdictions.

     SECTION 7.13 Public Announcements. Neither Lender nor Purchaser shall issue
                  --------------------
any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other parties, except as may be required by applicable law upon the advice of counsel and only if the disclosing party to this Agreement provides the non-disclosing party with an opportunity to first review the press release or other public announcement.

     SECTION 7.14 Entire Agreement. The Acquisition Financing Documents reflect
                  ----------------
the entire agreement between the Purchaser and the Lender with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

     SECTION 7.15 Severability. Whenever possible, each provision of the
                  ------------
Acquisition Financing Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Acquisition Financing Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall

                                                          CONFIDENTIAL TREATMENT


be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Acquisition Financing Document, or the validity or effectiveness of such provision in any other jurisdiction.

     SECTION 7.16 Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                                                          CONFIDENTIAL TREATMENT


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                        THE PURCHASER
                                        -------------

                                        XCEL PHARMACEUTICALS, INC.
                                        a Delaware corporation

                                        By /s/ Michael T. Borer
                                           -------------------------------------
                                           Title:  President and CEO

                                        7475 Lusk Boulevard
                                        San Diego, CA 92121
                                        Attn.:  Corporate Secretary
                                        Fax No.  858-657-0981

                                        THE LENDER
                                        ----------

                                        ELAN PHARMA INTERNATIONAL LIMITED, a
                                        corporation organized under the laws of
                                        the Republic of Ireland

                                        By /s/ David Hurley
                                           -------------------------------------
                                           Title: Director

                                        WIL House
                                        Shannon Business Park
                                        Shannon
                                        Co Clare, Ireland
                                        Attention:  Company Secretary
                                        Facsimile:  +353 61 362 097


[Signature Page to Amended and Restated Diastat Asset Purchase Agreement]

                                                          CONFIDENTIAL TREATMENT


                                    EXHIBITS
                                    --------

Exhibit                    Document
-------                    --------
Exhibit A                  Security Agreement
Exhibit B                  Borrowing Request
Exhibit C                  Acquisition Note
Exhibit D                  Patent and Trademark Security Agreement
Exhibit E                  Line of Credit Note
Exhibit F                  Notice of Borrowing



The exhibits and schedules have been omitted from this Agreement as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is filed as a separately numbered exhibit to the Registration Statement or is considered immaterial from an investor's perspective. The Registrant will furnish supplementally a copy of any of the documents to the SEC upon request of the SEC.